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                                                                   EXHIBIT 10.7


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


      This Series D Preferred Stock Purchase Agreement ("Agreement") is made this __th day of _________ 2000, by and between Accelerated Networks, Inc., a California corporation (the "Company"), and each of the investors listed on the Schedule of Investors attached as Schedule A hereto (hereinafter referred to individually as an "Investor" and collectively as the "Investors"). The parties hereto agree that after the date hereof additional persons may be added to or deleted from the signature pages of this Agreement and Schedule A hereto may be revised, and any such additional persons shall be deemed to be "Investors" hereunder.

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.    AUTHORIZATION AND SALE OF SHARES

      1.1 Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, Three Million Six Hundred Thousand (3,600,000) shares of the Company's Series D Preferred Stock, $.001 par value, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit A (the "Restated Articles").

      1.2   Agreement to Purchase and Sell.

            (a) The Closing. Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell to each Investor, and each such Investor will purchase from the Company, that number of shares of the Company's Series D Preferred Stock set forth opposite each Investor's name on Schedule A hereto for a purchase price of $11.14 per share. The aggregate number of Shares that may be sold by the Company pursuant to this Agreement shall not exceed 3,600,000.

            (b) Payment of Purchase Price for Shares. All shares of Series D Preferred Stock to be sold to the Investors pursuant to this Agreement are hereinafter referred to collectively as the "Shares." The purchase price for the Shares shall be paid by each Investor by way of check or by delivery of a wire transfer of funds made to the order of the Company in the amount of such Investor's portion of the aggregate purchase price for the Shares.

2.    CLOSING DATE; DELIVERY

      2.1 The Closing. The purchase and sale of the Shares pursuant to Section 1.2(a) shall be held at the offices of Brobeck, Phleger & Harrison LLP in Irvine, California, on _________ __, 2000, or at such other time and place as the Company and Investors acquiring the aggregate more than half of the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon in writing (the "Closing"). The Company may, but shall not be obligated to, accept delivery of funds from Investors (or additional persons who shall be added to the signature page and shall be deemed to be Investors hereunder) for up to thirty
(30) days following the Closing,



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or such longer period as may be approved by the Investors acquiring in the aggregate more than half of the shares of Series D Preferred Stock sold pursuant hereto.

      2.2 Delivery. The Company will deliver to each Investor a certificate representing the Shares to be purchased by such Investor against payment of the amount required by Section 1.2(b).

3.    COMPANY REPRESENTATIONS AND WARRANTIES

      The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Schedule B, the statements in the following Sections of this Section 3 are all true and correct:

      3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws. The Company has all corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification except where failure to be so qualified would not have a material adverse effect on its financial condition, business or operations. The Company has made available to each Investor true, correct and complete copies of its Articles of Incorporation and Bylaws.

      3.2 Capitalization. Immediately prior to the Closing (and after the filing of the Restated Articles with the California Secretary of State), the authorized capital stock of the Company will consist of (i) Ninety Million (90,000,000) shares of Common Stock, of which Ten Million Three Hundred Three Thousand One Hundred Sixty-Six (10,303,166) shares are issued and outstanding, and (ii) Thirty-Five Million Five Hundred Forty-Five Thousand Six Hundred Forty-Eight (35,545,648) shares of Preferred Stock, of which (A) Eleven Million Five Hundred Thousand (11,500,000) shares have been designated Series A Preferred Stock, Eleven Million Two Hundred Twenty Thousand (11,220,000) of which shares are issued and outstanding, (B) Eleven Million Six Hundred Thousand (11,600,000) shares have been designated Series B Preferred Stock, Eleven Million Five Hundred Eighty-Four Thousand Eight Hundred Forty-Eight (11,584,848) of which shares are issued and outstanding, and (C) Eight Million Eight Hundred Forty-Five Thousand Six Hundred Forty-Eight (8,845,648) shares have been designated Series C Preferred Stock, Eight Million Eight Hundred Forty-Five Thousand Six Hundred Forty-Eight of which shares are issued and outstanding and
(D) Three Million Six Hundred Thousand (3,600,000) shares have been designated Series D Preferred Stock, all of which may be sold to the Investors pursuant to this Agreement. The Company has reserved Three Million Six Hundred Thousand (3,600,000) additional shares of its Common Stock for possible issuance upon the conversion of the Shares (the "Conversion Shares"). After the filing of the Restated Articles with the California Secretary of State, except for (i) the conversion privileges of the Shares, the Company's Series A Preferred Stock, the Company's Series B Preferred Stock and the Company's Series C Preferred Stock,
(ii) the rights provided in that certain Second Restated Investors' Rights Agreement among the Company and certain of its shareholders in the form attached hereto as Exhibit B, which agreement amends and restates that certain Restated Investors' Rights Agreement dated as of May 15, 1998, among the Company and certain of its



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shareholders, as amended by an amendment dated February 24, 1999, as further amended by an amendment dated December 16, 1999 (as so amended, the "Restated Investors' Rights Agreement"), (iii) the Company's obligation to issue warrants pursuant to a Warrant Issuance Agreement dated as of December 16, 1999 with Siemens Information Communication Networks, Inc., of which warrants to purchase 28,575 shares of Common Stock have previously been issued and warrants to purchase up to an additional 121,425 shares of Common Stock may be issued and
(iv) the Eight Million Six Hundred Fifty Thousand (8,650,000) shares of Common Stock authorized for issuance under the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan"), of which Three Million Four Hundred Ninety-Eight Thousand One Hundred Sixty-Six (3,498,166) shares have been issued and are outstanding pursuant to the exercise of options and Five Million Forty-Six Thousand Forty-Two (5,046,042) shares are issuable upon exercise of outstanding options as of the date hereof, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. All shares are duly authorized, validly issued, fully paid and nonassessable and have been issued by the Company in compliance with the registration requirements of securities laws. Apart from the exceptions noted in this Section 3.2, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

      3.3 Subsidiaries. The Company has no subsidiaries and does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

      3.4 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the sale and issuance of the Shares and the Conversion Shares and the performance of the Company's obligations under this Agreement and the Restated Investors' Rights Agreement has been taken or will be taken prior to the Closing. This Agreement and the Restated Investors' Rights Agreement are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal pursuant to any agreement or commitment of the Company. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the sale and issuance of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, each as amended, or any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, the breach of or default under which would have a material adverse effect upon the business or operations of the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been



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duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

      3.5 Valid Issuance of Stock. The outstanding capital stock of the Company are, and the Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be, duly and validly issued, fully paid and nonassessable and are and will be free of any liens or encumbrances created by the Company. The Conversion Shares have been duly and validly reserved for issuance, are not subject to any preemptive rights or rights of first refusals and upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable.

      3.6 Financial Statements; Absence of Changes. The Company has made available to each Investor its audited financial statements at December 31, 1997 and for the fiscal year then ended, its audited financial statements at December 31, 1998 and for the fiscal year then ended, its unaudited financial statements at December 31, 1999 and for the fiscal year then ended (collectively, the "Financial Statements"). Except that the unaudited Financial Statements do not contain footnotes, the Financial Statements (i) are complete and correct in all material respects and (ii) accurately set out and describe in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, are not individually or in the aggregate in excess of $1,000,000 or otherwise material to the financial condition or operating results of the Company. The audited financial statements, which will be available following the Closing, will not be different in any material respect from the unaudited Financial Statements at December 31, 1999 and for the fiscal year then ended. Since December 31, 1999, there has not been (i) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company; (ii) any resignation or termination of employment of any key officer of the Company; (iii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
(iv) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (v) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or (vi) any other event or condition of any character which is reasonably likely to materially and adversely affect the assets, financial condition, properties, operating results or business of the Company.

      3.7 Title to Properties and Assets. The Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, except such mortgage, pledge, lien, encumbrance, security interest or charge that arises in the ordinary course of business and does not materially impair the Company's ownership or use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company's knowledge, the



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Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

      3.8 Intellectual Property. To the Company's knowledge, the Company has sufficient title, license and/or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. As used in the foregoing sentence, the word "knowledge" shall mean the Company's actual knowledge and such knowledge that the Company's senior management should reasonably have known about (but without having conducted any special investigation or patent search other than searches in connection with the filing of patent applications). Except for the agreements with its own employees or consultants referenced in
Section 3.9 and licensing agreements entered into by the Company in the ordinary course of its business, there are no outstanding options, licenses, or agreements of the Company relating to the foregoing, and the Company is not a party or bound by any options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company, nor to its knowledge any of its employees, has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company warrants that to the actual knowledge of its executive officers, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business. Reasonable security measures have been taken to protect the secrecy, confidentiality and value of the proprietary information referred to in this Section 3.8.

      3.9 Material Contracts and Obligations. The Company has made available to counsel for the Investors accurate copies of all agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligations, written or to the knowledge of the Company, oral, absolute or contingent, to which the Company is a party or by which it is bound that are (i) material to the conduct and operations of its business and properties; (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company; or (iii) obligate the Company to share, license or develop any product or technology (except licensing agreements entered into by the Company in the ordinary course of its business). All employees of the Company have executed a "Proprietary Information and Inventions Agreement" concerning non-disclosure of confidential information and assignment of inventions to the Company in a form previously delivered to counsel for the Investors. For purposes of this Section 3.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation committing either party in an amount in excess of $500,000.

      3.10 Litigation. There are no actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against or affecting the Company or its property, that, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Company or in any of its properties or assets, in any material impairment of the right or ability of the Company to carry on its business as now



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conducted and as proposed to be conducted, or in any change in the current equity ownership of the Company, and none that questions the validity of this Agreement or any action taken or to be taken in connection herewith.

      3.11 Governmental Consents. Except for filings of (i) the Restated Articles with the Secretary of the State of California and (ii) notices required or permitted to be filed with certain federal and state securities commissions (which the Company agrees to timely file), no consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. Based in part on the representations of each Investor set forth in Section 4 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and have been qualified or are exempt from qualifications under all applicable state securities qualification requirements.

      3.12 Third Party Consents. Except as set forth above in Section 3.11, all third party consents, approvals, orders or authorizations required to be obtained by the Company in connection with the consummation of the transactions contemplated herein have been obtained.

      3.13 Compliance with Other Instruments. The Company is not in violation, breach or default of any term of its Articles of Incorporation or Bylaws or, in any material respect, of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable and material to the Company. The execution, delivery and performance of, and compliance with, this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both,
(i) a default under the Company's Articles of Incorporation or Bylaws, or under any agreement or contract of the Company, (ii) to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or (iii) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

      3.14 Disclosure. No representation or warranty by the Company in this Agreement or in any written statement or certificate signed by the President of the Company furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits to state a material fact, in each case which would cause the statements made herein or therein in the light of the circumstances under which they were made to be materially misleading. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

      3.15 Registration Rights. Except as provided in the Restated Investors' Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggy-back registration rights) to have any securities of the Company registered with



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the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

      3.16 Tax Matters. To the Company's knowledge, the Company has no unpaid federal, state, county or local taxes. There have been no examinations or audits of any tax returns or reports of the Company by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

      3.17 Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material adverse affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

      3.18 Shareholders, Directors and Officers. To the actual knowledge of the Company's executive officers and without any inquiry of any of the following individuals, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company, other than holdings of less than 1% of publicly-held entities. To the actual knowledge of the Company's executive officers and without any inquiry of the following individuals, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

      3.19 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. No employee of the Company has an employment agreement or a severance arrangement with the Company and such employees are employed on an "at will" basis. There is no strike, labor dispute or union organization activities pending or, to the Company's knowledge, threatened between the Company and its employees. None of the Company's employees belongs to any union or collective bargaining unit. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the



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Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

      3.20 Permits. To the Company's knowledge, the Company has such material permits, licenses, franchises, authorizations and clearances of governmental or regulatory authorities ("Permits") as are necessary to own its properties and to conduct its business as presently conducted. The Company has fulfilled and performed all its material obligations with respect to its Permits, and no event has occurred that allows or would allow revocation or termination thereof or results or would result in any other material impairment of the rights of the Company.

      3.21 Employee Benefit Plans. To the Company's knowledge, the Company is and has been in compliance with all applicable laws, rules and regulations relating to employment and employment practices, terms and conditions of employment, wages and hours and the provisions of all laws or rules or regulations applicable to any employee benefit compensation, stock option or other similar plan, maintained or contributed to by it for the benefit of its employees, the failure of which would have a material adverse effect on the Company and its financial position. There are no claims (other than routine claims for benefits) pending or threatened with respect to any of such plans or arrangements.

      3.22 Environmental and Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and is not aware of any material expenditures that are or will be required in order to comply with any such existing statute, law or regulation.

      3.23 Manufacturing and Marketing Rights. The Company has not granted any material rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that materially affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

      3.24 Business Plan. The Business Plan dated August 6, 1999 (the "Business Plan") was prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to assumptions, projections, and expressions of opinions or predictions contained in the Business Plan, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor.

      3.25 Insurance. The Company has in full force and effect fire and casualty insurance policies sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company also has in full force and effect broad form comprehensive general liability insurance in the minimum amount of $5,000,000 per year. The Company also has in full force and effect term life insurance, payable to the Company, on the life of key personnel, in an amount in excess of $2,000,000.

      3.26 Powers of Attorney. To the Company's knowledge, there are no outstanding powers of attorney executed on behalf of the Company.



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4.    REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Each Investor represents and warrants to the Company as follows:

      4.1 Due Authorization. All corporate action on the part of such Investor, and its officers, directors, partners and shareholders (as applicable), necessary for the purchase of the Shares and the performance of such Investor's obligations under this Agreement and the Restated Investors' Rights Agreement has been taken or will be taken prior to the Closing. This Agreement and the Restated Investors' Rights Agreement are valid and binding obligations of such Investor, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

      4.2 Investigation. Such Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Shares.

      4.3 Purchase for Own Account. The Shares that such Investor will purchase hereunder and the Conversion Shares issuable upon conversion of such Shares will be acquired by such Investor, not as a nominee or agent, and not with a view to or in connection with the distribution of any part thereof within the meaning of the Securities Act. Such Investor is an "accredited investor" within the meaning of Regulation D of the Securities Act.

      4.4 Exempt from Registration. Such Investor understands that the Shares and the Conversion Shares (collectively, the "Securities") will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on Investor's representations set forth in this Agreement.

      4.5 Economic Risk. Such Investor acknowledges that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

      4.6 Restricted Securities. Such Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that, in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, such Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless (i) adequate information concerning the Company is then available to the public,
(ii) such Investor has held the Securities for the applicable holding period specified in Rule 144 and (iii) all other terms and conditions of Rule 144 are satisfied.

      4.7 Restrictive Legends. It is understood that each certificate representing (i) the Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer



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required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable federal or state law):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, THE AVAILABILITY OF CERTAIN EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN SECOND RESTATED INVESTORS' RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION."

      4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares or Conversion Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and the Restated Investors' Rights Agreement; provided, and to the extent, this Section and such agreements are then applicable, and:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from an Investor for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances and will not require opinions of counsel in transactions involving the transfer or distribution of the Shares by an Investor to any direct or indirect subsidiary, parent or affiliate of such Investor.

      4.9 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S. federal or state governmental authority on the part of such Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

      4.10 Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by such Investor in connection with the consummation of the transactions contemplated herein have been obtained.

5.    CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING

      The obligation of the Investors to purchase the Shares at the Closing is subject to the fulfillment to the satisfaction of the Investors on or prior to the Closing of the following conditions:

      5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

      5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      5.3 Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the California Secretary of State.

      5.4 Opinion of Company's Counsel. The Investors shall have received from counsel to the Company, an opinion, in substantially the form attached hereto as Exhibit C addressed to the Investors, dated the date of Closing.

      5.5 Compliance Certificate. At the Closing there shall have been delivered to the Investors a certificate, dated as of such date of Closing, signed by the Company's President certifying that the conditions specified in Sections 5.1 and 5.2 of this Agreement have been fulfilled.

      5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as the Investors may reasonably request.

      5.7 Restated Investors' Rights Agreement. The required parties shall have executed the Restated Investors' Rights Agreement, and shall be in full force and effect.

      5.8 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body (including, without limitation, federal and state securities commissions) that are required in connection with the lawful issuance and sales of the

Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

6.    CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

      The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

      6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

      6.2 Payment of Purchase Price. Each Investor, shall have delivered to the Company the purchase price for the Shares set forth opposite each such Investor's name on Schedule A hereto.

      6.3 Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the California Secretary of State.

      6.4 Restated Investors' Rights Agreement. The required parties shall have executed the Restated Investors' Rights Agreement, and such agreement shall be in full force and effect.

      6.5 Board of Directors Approval. The Company's Board of Directors and shareholders shall have approved the sale of the Company's Series D Preferred Stock pursuant to this Agreement.

      6.6 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body (including, without limitation, federal and state securities commissions) that are required in connection with the lawful issuance and sales of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

7.    MISCELLANEOUS

      7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to the conflict of law provisions thereof. All unresolved disputes arising under this Agreement shall be submitted to, and resolved exclusively by, arbitration to be held in Los Angeles County, California. The arbitration shall be conducted under the then-prevailing rules of the American Arbitration Association. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The costs of the arbitration, including the fees and expenses of the arbitrator, will be paid by the non-prevailing party, as determined by the arbitrator. This provision shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction

      7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for a period of one (1) year from the Closing.

      7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7.4 Entire Agreement. This Agreement and the other documents and agreements referred to herein, constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

      7.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to an Investor, at such Investor's address set forth below its signature, or at such other address as such Investor shall have furnished the Company in writing, or (b) if to the Company, at its address as set forth below, or at such other address as the Company shall have furnished to Investor in writing.

      7.6 Amendments and Waivers. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and holders of sixty-six and sixty-six hundredths percent (66.66 %) or more of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock issued under this Agreement. In no event shall the obligation of any Investor to purchase shares hereunder be increased, except upon the written consent of such Investor.

      7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Investors upon a breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of a breach or default under this Agreement, or any waiver on the part of the Company or any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or Investor, shall be cumulative and not alternative.

      7.8   Each Party to Bear Own Costs. Except as otherwise provided in
Section 7.10, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

      7.9 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

      7.10  Finder's Fees.

            (a) The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

            (b) Each Investor hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor, or any of its employees or representatives, is responsible.

      7.11 Titles and Subtitles. The titles of the Sections and subSections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      7.13 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

      7.14 Confidentiality. Each of the parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of the other party to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, or the performance of its obligations hereunder; provided, the foregoing restrictions shall not apply to any information, knowledge or data which (a) is already in the public domain at the time of disclosure or becomes publicly available through no breach of this provision by said party; (b) was lawfully in said party's possession prior to receipt from the other party without obligation of confidentiality; (c) is received independently from a third party free to lawfully disclose such information to said party; (d) is subsequently independently developed by said party; or (e) is required to be disclosed by court order or applicable law.

                         SIGNATURE PAGE TO THE SERIES D
                       PREFERRED STOCK PURCHASE AGREEMENT



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                          THE COMPANY:

                                          ACCELERATED NETWORKS, INC.


                                          By:
                                             ----------------------------------
                                             Suresh Nihalani, President

                                          Address:  301 Science Drive
                                                    Moorpark, CA 93021


                                          THE INVESTORS:



                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                          Address:
                                                   ----------------------------

                                                   ----------------------------

                                                   ----------------------------